Exhibit 10.20
MANAGEMENT AGREEMENT
     This Management Agreement (this “Agreement”) is entered into as of November 17, 2006 by and among HCA Inc., a Delaware corporation (the “Company”), Bain Capital Partners, LLC (“Bain”), Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Dr. Thomas F. Frist, Jr., Patricia F. Elcan, William R. Frist and Thomas F. Frist III (each, a “Frist” and collectively, “Frist”) (“Frist”) and Merrill Lynch Global Partners, Inc. (“ML” and together with Bain, KKR and each Frist, the “Managers”), provided that each such entity shall cease to be a “Manager” for all purposes hereunder at such time as investment funds affiliated with or Affiliated Entities of such Manager are no longer entitled to designate any members of the Board of Managers of Hercules Holding II, LLC (“LLC”). Certain capitalized terms used herein are specifically defined in Section 6.
RECITALS
     WHEREAS, each of LLC and Hercules Acquisition Corporation, a Delaware corporation (“Hercules Acquisition”), has been formed for the purpose of engaging in a transaction in which Hercules Acquisition will be merged with and into the Company, with the Company surviving (the “Merger”), pursuant to an Agreement and Plan of Merger between Hercules Acquisition, the Company and LLC dated as of July 24, 2006 (as amended from time to time, the “Merger Agreement”).
     WHEREAS, to enable Hercules Acquisition to engage in the Merger and related transactions, the Managers provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the “Financial Advisory Services”); and
     WHEREAS, the Company wants to retain the Managers to provide certain management, consulting and advisory services to the Company, and the Managers are willing to provide such services, on the terms set forth below.
AGREEMENT
     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Services. Each of the Managers hereby agrees that, during the term of this Agreement (the “Term”), it will provide the following management, consulting and financial and other advisory services to the Company as requested from time to time by the Board of Directors of the Company:
     (a) advice in connection with the negotiation of agreements, contracts, documents and instruments relating to the Company’s financing;
     (b) financial, managerial and operational advice in connection with the Company’s business, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating and financial performance of the Company and its subsidiaries; and

     (c) advice in connection with financing, acquisition, disposition, merger, combination or change of control transactions involving the Company or any of its subsidiaries (however structured).
     (d) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as such Manager and the Company may from time to time agree in writing.
Each of the Managers shall devote such time and efforts to the performance of services contemplated hereby as such Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by Bain, KKR, ML or each Frist on a weekly, monthly, annual or other basis. The Company acknowledges that each of the Managers’ services are not exclusive to the Company and that each Manager will render similar services to other persons and entities. The Managers and the Company understand that the Company may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by the Managers under this Agreement. In providing services to the Company, each Manager will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.
     2. Payment of Fees.
     (a) The Company will pay to the Managers (or such affiliates as they may respectively designate), in consideration of the Managers providing the Financial Advisory Services, an aggregate transaction fee (the “Transaction Fee”) in the amount of $175,000,000, such fee being payable at the closing of the Merger. The Transaction Fee shall be divided among the Managers as follows:

Bain:	$48,611,111.11
KKR:	$48,611,111.11
ML:	$48,611,111.11
Frist[1]:	$29,166,666.67
     (b) During the Term, the Company will pay to the Managers (or such affiliates as they may respectively designate), an annual fee (the “Periodic Fee”) of $15,000,000, such fee to be increased annually at a rate equal to the Percentage Increase in Adjusted EBITDA over the previous year, effective as of March 31 of each such year, (the first such increase to be effective March 31, 2008) in exchange for the ongoing services provided by the Managers under Section 1 of this Agreement, such fee being payable by the Company in equal quarterly installments in arrears at the end of each

[1]	To be allocated as follows: (i) Thomas F. Frist, Jr.: $10,496,208.33; (ii) Patricia F. Elcan: 6,117,416.67; (iii) Thomas F. Frist III: $4,503,800.00 and (iv) William R. Frist: $8,049,241.67.

calendar quarter. The initial quarterly Periodic Fee payment shall be pro rated to reflect the portion of the current fiscal quarter that will elapse after the Merger. The final quarterly Periodic Fee payment shall be pro rated to reflect the portion of the final quarter prior to the end of the Term. The Periodic Fee shall initially be divided among the Managers as follows: 3/15ths to Frist2 and 4/15ths to each of Bain, KKR and ML. The allocation of the Periodic Fee shall be appropriately adjusted in the event of any changes to the proportion of the number of Shares owned in the aggregate by each Manager and its Affiliated Entities (directly, or indirectly through their holdings of units of the LLC) on the last business day in the applicable calendar quarter for which such Periodic Fee is required to be paid (provided that, for purposes of this Agreement, (i) the Bain Group and their respective Affiliated Entities shall be deemed to be investment funds affiliated with Bain; (ii) the KKR Group and their respective Affiliated Entities shall be deemed to be investment funds affiliated with KKR, (iii) the ML Group and their respective Affiliated Entities shall be deemed to be investment funds affiliated with ML; and (iv) the Family Group and their respective Family Affiliates shall be deemed to be investment funds affiliated with Frist).
     (c) The Company will, for each financing, acquisition, disposition, merger, combination or change of control transaction involving the Company or any of its subsidiaries (however structured), which has a gross transaction value of at least $100,000,000, pay to the Managers (or such affiliates as they may respectively designate) an aggregate fee (the “Subsequent Fee”) in connection with each such transaction equal to one percent (1%) of the gross transaction value (including the purchase price paid (whether in cash or other property) and all liabilities assumed or otherwise included in the transaction) of such transaction or such other amount as may be mutually agreed by the Company and the Requisite Members, such fee to be due and payable for the foregoing services at the closing of such transaction and, in the case of financing transactions, whether or not any such financing is actually committed or drawn upon. Each Subsequent Fee shall be divided among the Managers in the same proportion as the Periodic Fee would be apportioned if the date such Subsequent Fee is required to be paid were the last business day of a quarter.
     3. Term. This Agreement shall continue in full force and effect until December 31, 2016; provided that this Agreement shall be automatically extended each December 31 for an additional year unless the Company or the Requisite Members provide written notice of their desire not to automatically extend the term of this Agreement to the other parties hereto at least 90 days prior to such December 31; provided, however, (a) that the Requisite Members may cause this Agreement to terminate at any time and (b) this Agreement shall terminate automatically immediately upon the consummation of an initial public offering unless the Requisite Members determine otherwise. In the event of a termination of this Agreement, the Company shall pay each of the Managers (or such affiliates as they may respectively designate) (i) all unpaid Periodic Fees (pursuant to Section 2(b) above), Subsequent Fees (pursuant to

[2]	To be allocated to each Frist, in consideration of each Frist providing the ongoing services provided by the Managers under Section 1 as follows: (i) Thomas F. Frist, Jr.: 35.987023%; (ii) Patricia F. Elcan: 20.974009%; (iii) Thomas F. Frist III: 15.441588% and (iv) William R. Frist: 27.597380%.

Section 2(c) above) and expenses (pursuant to Section 4(a) below) due with respect to periods prior to the date of termination plus (ii) the sum of the net present values (using discount rates equal to the then yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable with respect to the period from the date of termination until the expiration date in effect immediately prior to such termination. The amounts described in clause (ii) above shall be divided among the Managers in the same proportion as the Periodic Fee would be apportioned if the applicable termination date were the last business day of a quarter. Sections 4 and 5 of this Agreement and any and all accrued and unpaid obligations under Section 2 shall survive any termination of this Agreement with respect to matters occurring before, on or after the date of such termination.
     4. Expenses; Indemnification.
     (a) Expenses. The Company will pay on demand all Reimbursable Expenses. As used herein, “Reimbursable Expenses” means (i) all expenses incurred or accrued prior to the date on which the transactions contemplated by the Merger Agreement are consummated (the “Closing Date”) by any of the Managers or their affiliates (including, in the case of Frist, the Family Group and their respective Family Affiliates) in connection with this Agreement, the Merger or any related transactions, consisting of their respective out-of-pocket expenses for travel and other incidentals in connection with such transactions (including, without limitation, all air travel (by first class on a commercial airline, by charter or by privately owned airplane, as determined by the party seeking reimbursement) and other travel related expenses) and the out-of-pocket expenses and the fees and charges of outside counsel and any other consultants or advisors retained by the Managers in connection with such transactions, (ii) reasonable out-of-pocket expenses incurred from and after the Closing Date relating to their affiliated funds’ or Affiliated Entities’ investment in, the operations of, or the services provided by the Managers or former Managers to, the Company or any of its affiliates from time to time (including, without limitation, all air travel (by first class on a commercial airline, by charter or by privately owned airplane, as determined by the appropriate Manager or former Manager) and other travel related expenses), provided, however, that the Requisite Members must approve any expenses referred to in this clause (ii) other than routine out-of-pocket expenses (it being understood that expenses of outside counsel incurred by the Managers for advice in the ordinary course regarding the investment, as well as regarding any transactions involving such investment, shall be deemed approved hereunder), and (iii) expenses incurred from and after the Closing Date by the Managers or former Managers, and their affiliates, which the Requisite Members agree are properly allocable to the Company under this Agreement.
     (b) Indemnity and Liability. The Company will indemnify, exonerate and hold each of the Managers and former Managers, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the Merger, any transaction to which the Company is a party or any other circumstances with respect to the Company (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of the LLC Agreement or any related agreements by such Indemnitee or its affiliated or associated Indemnitees or any transaction entered into after the Closing Date or (ii) operations of, or services provided by any of the Managers or former Managers to the Company, or any of its affiliates from time to time, whether pursuant to this Agreement or otherwise; provided that the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct, and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 4(b), none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company.
The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemniee in connection with, relating to or arising out of this Agreement, including without limitation the services provided by such Indemniee to the Company or any of its affiliates (a) that does not constitute gross negligence or willful misconduct or (b) in excess of the fees received by the applicable Manager hereunder. If the Indemnitees related to more than one Manager or former Manager are similarly situated with respect to their interests in connection with a matter that may be an Indemnified Liability and such Indemnified Liability is not based on a Third-Party Claim, the Indemnitees may enforce their rights pursuant to this Section 4(b) with respect to such matter only with the consent of at least a majority of the Managers or former Managers whose Indemnitees are so involved. In the event that any party that was previously a Manager hereunder ceases to be a Manager in accordance with the definition thereof, the provisions hereof for the benefit of Indemnitees of such party shall inure to such Indemnitees and their successors and assigns.
     5. Disclaimer and Limitation of Liability; Opportunities.
     (a) Disclaimer; Standard of Care. None of the Managers or former Managers makes any representations or warranties, express or implied, in respect of the services to be provided by any Manager or former Manager hereunder. In no event shall any

Manager or former Manager be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of such Manager or former Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.
     (b) Limitation of Liability. In no event will any of the Managers or former Managers or any of their Indemnitees be liable to the Company or any of its affiliates or either of the other Managers or former Managers or their Indemnitees for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to, in connection with or arising out of this Agreement, including without limitation the services to be provided by the Managers or former Managers hereunder, or for any act or omission that does not constitute gross negligence or willful misconduct or in excess of the fees received by the applicable Manager hereunder.
     6. Definitions. For purposes of this agreement, the following terms shall have the following meanings:
     “Adjusted EBITDA” shall have the meaning given to such term in the Indenture dated as of November 17, 2006 between and among the Company, the guarantors listed on the signature pages thereto and The Bank of New York, as trustee, relating to the issuance of the 9 1/8% Senior Secured Notes due 2014, the 9 1/4 Senior Secured Notes due 2016 and the 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016.
     “Affiliated Entities” shall have the same meaning given to it in the LLC Agreement.
     “Bain Group” shall have the meaning given to such term in the LLC Agreement.
     “Family Affiliates” shall have the same meaning given to it in the LLC Agreement.
     “Family Group” shall have the meaning given to such term in the LLC Agreement.
     “KKR Group” shall have the meaning given to such term in the LLC Agreement.
     “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement dated November 17, 2006 among Hercules Holding II, LLC and the other parties thereto, as the same may be amended from time to time in accordance with its terms.
     “Merrill Lynch Group” shall have the meaning given to such term in the LLC Agreement.
     “Percentage Increase in Adjusted EBITDA” means the amount of increase, expressed as a percentage, of the Adjusted EBITDA for the most recently completed fiscal year as compared to the Adjusted EBITDA of the next most recently completed fiscal year; provided that if there is no such increase, then the “Percentage Increase in Adjusted EBITDA” shall be 0% for such applicable year.
     “Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, or other entity of any kind.
     “Requisite Members” shall have the meaning given to such term in the LLC Agreement.
     “Shares” shall mean the shares of HCA Common Stock (as defined in the LLC Agreement).
     “Third-Party Claim” means any (i) claim brought by a Person other than the Company, LLC, a Manager or any indemnified Person related to a Manager and (ii) any derivative claim brought in the name of the Company or LLC that is initiated by a Person other than a Manager or any indemnified Person related to a Manager.
     7. Assignment, etc. Except as provided below, none of the parties hereto shall have the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, (a) any Manager may assign all or part of its rights and obligations hereunder to any of its respective affiliates which provides services similar to those called for by this Agreement, in which event such Manager shall be released of its rights to fees under Section 2 and reimbursement of expenses under Section 4(a) and all of its obligations hereunder, (b) the provisions hereof for the benefit of Indemnitees of the Managers shall inure to the benefit of such Indemnitees and their successors and assigns and (c) all amounts due and owing or payable hereunder to any of the individuals identified in footnote 2 hereof shall be paid when due or owing under the terms hereof to such person’s estate ; provided, that, the Company shall have received written notice of such person’s death and all amounts that would be payable hereunder to any of the individuals identified in footnote 2 hereof shall, after such persons death, be payable pro rata among the other individuals identified in footnote 2.
     8. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by the Requisite Members and the Company; provided, that any amendment or waiver that discriminates against or would adversely affect a Manager will require the consent of such Manager; and provided, further that any Manager may waive any portion of any fee to which it is entitled pursuant to this Agreement, and, unless otherwise directed by such Manager, such waived portion shall revert to the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.
     9. Governing Law: Jurisdiction.
     (a) Choice of Law. This Agreement and all matters arising under or related to this Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
     (b) Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11 hereof is reasonably calculated to give actual notice.
     (c) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9(c) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND

THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9(c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
     10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.
     11. Notice. Any notices and other communications required or permitted in this Agreement shall be in writing and (a) delivered personally, (b) sent by facsimile or e-mail (if provided and the recipient acknowledges receipt thereof by reply e-mail or otherwise), or (c) sent by overnight courier, in each case, addressed as follows:
     If to the Company, to it:
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Attention: General Counsel
Email:
with copies to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: (212) 455-2502
Attention: David Sorkin, Esq.
Email: dsorkin@stblaw.com
     If to Bain, to it:
Bain Capital Partners, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Facsimile: (617) 516-2710
Attention: John Connaughton
E-mail: jconnaughton@baincapital.com
with copies to:
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Facsimile: (617) 951-7050
Attention: R. Newcomb Stillwell, Esq.

            Julie H. Jones, Esq.
E-mail: nstillwell@ropesgray.com
            jjones@ropesgray.com
     If to KKR, to it:
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Facsimile: (650) 233-6561
Attention: Michael Michelson
E-mail: michm@kkr.com
with copies to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Facsimile: (212) 455-2502
Attention: David Sorkin, Esq.
                  Sean Rodgers, Esq.
E-mail: dsorkin@stblaw.com
            srodgers@stblaw.com
     If to ML, to it:
c/o Merrill Lynch Global Private Equity
Four World Financial Center, Floor 23
New York, NY 10080
Facsimile: (212) 449-1119
Attention: George A. Bitar
                  Christopher Birosak
with copies (which shall not constitute notice) to:
c/o Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile: (212) 969-2900
Attention: James P. Gerkis, Esq.
                  Jeffery A. Horwitz, Esq.
and a copy to:
Merrill Lynch Global Private Equity
Strategic M&A and Private Equity Counsel

Four World Financial Center, Floor 23
New York, NY 10080
Facsimile: (212) 449-7902
Attention: Frank J. Marinaro, Esq.
     If to Frist, to it:
c/o Dr. Thomas F. Frist, Jr.
3100 West End Ave., Suite 500
Nashville, TN 372034
Telecopy: (615) 385-9101
with copies to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: John Evangelakos, Esq.
Telecopy: (212) 558-3588
     Unless otherwise specified herein, such notices or other communications shall be deemed effective and duly given upon actual receipt (or refusal of receipt). Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
     12. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
     13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.
     14. Payments. Each payment made pursuant to Section 2, 3 or 4 shall be paid by wire transfer of immediately available federal funds to the accounts specified to the Company in writing prior to such payment.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

HCA INC.
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Executive Vice President and Chief Financial Officer

[Management Agreement Signature Page]

HERCULES HOLDING II, LLC
By:	/s/ Chris Gordon
	Name:	Chris Gordon
	Title:	President

[Management Agreement Signature Page]

BAIN CAPITAL PARTNERS, LLC
By:	/s/ Stephen G. Pagliuca
	Name:	Stephen G. Pagliuca
	Title:	Managing Director

[Management Agreement Signature Page]

KOHLBERG KRAVIS ROBERTS & CO. L.P.
By: KKR & CO. LLC, its general partner

By:	/s/ Michael W. Michelson
	Name:	Michael W. Michelson
	Title:	Member

[Management Agreement Signature Page]

MERRILL LYNCH GLOBAL PARTNERS, INC.
By:	/s/ George A. Bitar
	Name:	George A. Bitar
	Title:	Managing Director

[Management Agreement Signature Page]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or \ caused this Agreement to be executed on its behalf by its officers or representatives as thereunto duly authorized) under seal as of the date that above written.

HCA INC.
By:
Name:
Title:

BAIN CAPITAL PARTNERS, LLC
By:
Name:
Title:

KOHLBERG FRAVIS ROBERTS CO, L.P.
By: KKR & CO. LLC, its general partner

By:
Name:
Title:

MERRILL LYNCH GLOBAL PARTNERS, INC.
By:
	Name:	Nathan Thorne
	Title:	President

By:	/s/ Thomas F. Frist, Jr.
	Name:	Dr. Thomas F. Frist, Jr.

By:	/s/ Patricia F. Elcan
	Name:	Patricia F. Elcan

By:	/s/ William R. Frist
	Name:	William R. Frist

By:	/s/ Thomas F. Frist III
	Name:	Thomas F. Frist III